                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT


                     Pursuant to Section 13 of the
                    Securities Exchange Act of 1934


           Date of Earliest Event Reported:  August 16, 1995


                      NEW ENGLAND ELECTRIC SYSTEM

          (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
1-3446
(Commission
File No.)
04-1663060
(I.R.S. Employer
Identification No.)

          25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 389-2000

(Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

     As previously reported, New England Power Company (NEP), a wholly owned subsidiary of New England Electric System (NEES), commenced arbitration in November 1994 to compel the termination of its charter with Intercoastal Bulk Carriers, Inc. (IBC), the owner of the SS ENERGY INDEPENDENCE, a self-unloading coal ship. On August 17, 1995, the Massachusetts Superior Court dismissed a lawsuit filed against NEP in May 1995 by Keystone Shipping Company (Keystone), an affiliate of IBC, challenging NEP's right to terminate the charter. The Court held that Keystone's claims are subject to mandatory arbitration under the charter between NEP and IBC. On August 21, 1995, the arbitration panel unanimously ruled in NEP's favor, declaring that NEP is entitled to terminate the charter and purchase the vessel. IBC has asked a federal court to set aside the arbitration award.

     As previously reported, the three states served by retail subsidiaries of NEES have been considering proposals for allowing customers greater choice over their electricity supplier. The Massachusetts Department of Public Utilities (MDPU) held hearings on the regulation and structure of the electric utility industry. The Rhode Island Public Utilities Commission (RIPUC) convened a task force of utilities, commercial and industrial customers, and other interested parties to prepare a report on restructuring the industry. In these two proceedings, Massachusetts Electric Company (Mass. Electric) and The Narragansett Electric Company (Narragansett) filed with the respective commissions a set of interdependent principles for industry restructuring. These principles were agreed to by groups representing environmental protection advocates, governmental agencies, non-utility generators, investor-owned utilities, and large and small customer interests. They include provisions for increased customer choice, while allowing utilities the opportunity to recover the cost of their past commitments, as well as provisions for protecting residential customers, encouraging renewable resources and energy conservation, and honoring contracts with independent power producers.

     On August 16, 1995, the MDPU and RIPUC issued separate decisions in these proceedings. The MDPU adopted principles, similar to those filed by Mass. Electric and the other parties listed above, by which future electric utility restructuring proposals shall be guided. These principles include a reasonable opportunity for recovery of stranded costs over a period not to exceed 10 years. The MDPU directed Mass. Electric to file by February 16, 1996 a detailed plan consistent with the principles for moving to a competitive generation market. Other Massachusetts utilities were similarly required to file plans.

     The RIPUC order adopted the principles (except for one regarding temporary support for renewable fuel technologies) filed by Narragansett and the task force listed above. These principles also include an opportunity for recovery of stranded costs. The RIPUC ordered Narragansett and the task force to file a report no later than February 1, 1996 on its progress in negotiating specific issues regarding competition and open access as outlined in the adopted principles. As previously reported, Narragansett committed to filing with the RIPUC, no later than July 1, 1996, a plan for open access for industrial customers in Rhode Island.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                               NEW ENGLAND ELECTRIC SYSTEM

                                  s/ Alfred D. Houston

                               By
                                  Alfred D. Houston
                                  Executive Vice President and
                                  Chief Financial Officer


Date:  August 23, 1995








The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.